                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           D & E COMMUNICATIONS, INC.

         1. Name. The name of the corporation is D & E Communications, Inc. (herein called the "Corporation").

         2. Registered Office. The location and post office address of the Corporation's registered office in the Commonwealth of Pennsylvania is 124 East Main Street, Brossman Business Complex, Ephrata, Lancaster County, Pennsylvania 17522.

         3. Purpose and Powers. The Corporation is incorporated under the Business Corporation Law of 1988, as amended, and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

         4. Term of Existence. The term for which the Corporation shall exist is perpetual.

         5. Capital Stock.

            5.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is:

                5.1.1 20,000,000 shares of Preferred Stock, without par value;
                and

                5.1.2 30,000,000 shares of Common Stock, par value of $0.16 per share.

            5.2 Preferred Stock. The Preferred Stock may be divided into one or more classes or series as determined by the Board of Directors as hereinafter provided. Each class or series of Preferred Stock may have full, limited, multiple or fractional, or no voting rights, and such designations, preferences, limitations, qualifications, privileges, options, restrictions and special rights as determined by the Board of Directors as hereinafter provided. The division of the Preferred Stock into classes or series, the determination of the designation and the number of shares of any such class or series and the determination of the voting rights, preferences, limitations, qualifications, privileges, options, restrictions and special rights of the shares of any such class or series may be accomplished by an amendment to this Section 5.2, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such division and determinations. Unless otherwise provided in a resolution or resolutions establishing any particular class or series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to the Articles approved solely by the holders of the Common Stock and of any Preferred Stock which is entitled pursuant to its voting rights designated by the Board to vote thereon, if at all, voting together as a class.

            5.3 Common Stock. Except for and subject to those rights expressly granted to holders of the Preferred Stock or any series thereof by one or more amendments to these Articles adopted by the Board of Directors and except as may be provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders. The holders of shares of the Common Stock shall have one vote per share. All shares of Common Stock issued or to be issued shall be alike in every particular.

         6. Shareholder Meetings.

            6.1 Business to be Transacted. At any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Article 6 may be transacted, and there will be no opportunity to cure any deficiencies in any notice given pursuant to this
Article 6.

            6.2 Proposed Business. To be properly brought before any shareholder meeting, any proposed business must be either:

                6.2.1 Specified in the notice of the meeting of the shareholders
            (or any supplement thereto) given by or at the direction of the Board of Directors;

                6.2.2 Otherwise properly brought before the meeting of the shareholders by or at the direction of the Board of Directors; or

                6.2.3 If brought before an annual meeting of the shareholders by a shareholder, then:

                      A. The shareholder must have been a shareholder of record
                on the record date for the determination of shareholders entitled to vote at the annual meeting of the shareholders;

                      B. Written notice of such proposed business must have been received by the Secretary of the Corporation not later than 120 days in advance of the annual meeting of the shareholders at which the business is proposed to be transacted; provided, however, that in the event that less than 120 days notice or prior public disclosure of the date of the annual meeting of the shareholders is given, notice from the shareholder to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting of the shareholders was mailed or such public disclosure was made, whichever first occurs;

                      C. Such written notice must set forth the following:

                         (a) The name and address of the shareholder proposing
                      such business;

                         (b) A brief description of such business;

                         (c) The class, series and number of shares of the
                      Corporation's capital stock owned by such shareholder;

                         (d) A description of all arrangements or understandings
                      between such shareholder and any other person or persons in connection with such business or any special interest such shareholder may have in connection with such business;

                         (e) All other information as would be required to be
                      included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had proxies been submitted with respect to such business by the Board of Directors; and

                        (f) A representation that the shareholder is a holder
                      of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to bring such business before such meeting.

         7. Board of Directors.

            7.1 Powers. The property, business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors. The Board of Directors may exercise all the powers of the Corporation and do all things for and in the name of the Corporation except such as are by statute, these Articles or the By-Laws conferred upon or reserved to the shareholders.

            7.2 Number. The Board of Directors shall consist of not less than five (5) nor more than twelve (12) directors, the exact such number of persons to be fixed from time to time by a majority vote of the Board of Directors, plus such number of additional directors as the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets, voting separately as a class or series, shall have the right from time to time to elect.

            7.3 Classes, Election and Terms. The directors elected by the holders of Voting Stock shall be classified in respect of the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. If such classes of directors are not equal, the Board of Directors by a majority vote shall determine which class shall contain an unequal number of directors. The initial Board of Directors shall serve as directors of the Corporation for the respective terms for which the class of which they are members has been elected by the shareholders at the first called meeting of the shareholders, and at each annual meeting of the shareholders thereafter, the shareholders shall elect directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Except as otherwise expressly provided in these Articles, each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified, or until such director's earlier death, resignation or removal in the manner provided in Section 7.4 hereof.

         7.4 Removal of Directors.

                  7.4.1 Any director, any class of directors or the entire Board of Directors may be removed from office by shareholder vote at any time only for cause and only if, in addition to any vote required by any other provision of law, these Articles or the By-Laws of the Corporation, such removal is approved by the affirmative vote of:


                           A. The holders of at least 80% of the voting power of
                  all the then outstanding shares of Voting Stock, voting together as a single class; and

                           B. The holders of at least a majority of the voting
                  power of the outstanding shares of Voting Stock of the Corporation which are not beneficially owned by an Interested Shareholder, voting together as a single class.

                  7.4.2 If shareholders are entitled to vote cumulatively in the election of directors, no individual director shall be removed, unless the entire Board of Directors or a class of the Board of Directors is removed, in case the votes of a sufficient number of shares are cast against the resolution for his removal, which, if cumulatively voted at a meeting of the shareholders for the election of directors, would be sufficient to elect one or more directors to the Board of Directors or to the class.

                  7.4.3 In case the Board of Directors or a class of the Board of Directors or any one or more directors are so removed, new directors may be elected at the same meeting.

         7.5 Vacancies. Vacancies in the members of the Board of Directors elected by the holders of Voting Stock, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the Disinterested Directors then in office, though less than a quorum, or by a sole remaining director, except as otherwise required by law. All such directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until the election and qualification of his successor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         7.6 Nominations of Director Candidates.

                  7.6.1 Nominations for the election of directors may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any holder of record of stock entitled to vote in the election of the directors to be elected at a meeting of the shareholders; provided, however, that a nomination may be made by a shareholder if written notice of such nomination has been received by the Secretary of the Corporation not later than 120 days in advance of the meeting of the shareholders at which the election is to be held; provided further, however, that in the event that less than 120 days notice or prior public disclosure of the date of the meeting of the shareholders is given, notice from the shareholder, in order to be timely, must be received not later than the tenth day following the date on which such notice of the date of the meeting of the shareholders was mailed or such public disclosure was made, whichever first occurs.

                  7.6.2 Each such notice shall set forth the following:

                           A. The name and address of the shareholder who
                  intends to make the nomination and of the person or persons to be nominated;

                           B. A representation that the shareholder is a holder
                  of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                           C. A description of all arrangements or
                  understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

                           D. Such other information regarding each nominee
                  proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and

                           E. The consent of each nominee to serve as a director
                  of the Corporation if so elected.

                  7.6.3 If the Corporation receives notice from a shareholder pursuant to Section 7.6.2 hereof and such notice, in the judgment of the Board of Directors, fails to comply, in any respect, with the requirements set forth in Section 7.6.2 hereof, then the Corporation shall notify the shareholder of the deficiencies with such notice within ten days of the Corporation's receipt of such notice. Commencing on the day of receipt of the deficiency notification from the Corporation, the shareholder shall have ten days to cure all deficiencies and provide the Corporation with notice which conforms to the requirements of Section 7.6.2 hereof. A shareholder shall be entitled to re-submit a notice as provided in Section 7.6.2 hereof only once for each annual meeting of the shareholders. Only candidates who have been nominated in accordance with

         Section 7.6.2 hereof shall be eligible for election by the shareholders as directors of the Corporation.

         7.7 Exception for Preferred Stock. Whenever the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or assets shall have the right, voting separately as a class or series, to elect one or more directors of the Corporation or to take any other action, none of the provisions of Sections 7.2, 7.3, 7.4, 7.5 and 7.6 hereof shall apply with respect to the director or directors elected or the action taken by the holders of such class or series.

         7.8 Authority to Amend By-Laws.

                  7.8.1 The Board of Directors, by vote including a majority of the Disinterested Directors then in office, may adopt, amend, alter, modify, add to or repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders. No By-Law may be adopted, amended, altered, modified, added to or repealed by the shareholders unless, in addition to any other affirmative vote required by law, these Articles or otherwise, such action is approved by the affirmative votes of:

                           A. The holders of at least 80% of the voting power of
                  all then outstanding shares of Voting Stock, voting together as a single class; and

                           B. The holders of at least a majority of the voting
                  power of the then outstanding shares of Voting Stock which are not beneficially owned by any Interested Shareholder, voting together as a single class.

                  7.8.2 The additional affirmative votes required by Section
         7.8.1 shall not apply to any shareholder adoption, amendment or repeal of any By-Law provision if:

                           A. Such action is recommended and submitted to the
                  shareholders for their consideration by the affirmative vote of a majority of the Disinterested Directors; and

                           B. At the time of such recommendation the
                  Disinterested Directors constitute at least a majority of the full Board of Directors, excluding any directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets.

         8. Votes Required for Certain Business Combinations.

             8.1 Business Combinations.

                  8.1.1 Special Votes for Certain Business Combinations. In addition to any affirmative vote required by law, these Articles or otherwise, and except as otherwise expressly provided in Section 8.2 hereof, approval of the following actions shall require the votes as required in Section 8.1.2 hereof:

                           A. Any merger, consolidation or share exchange of the
                  Corporation or any Subsidiary with any Interested Shareholder or with any other person (whether or not itself an Interested Shareholder) which is, or after such merger, consolidation or share exchange would be, an Affiliate or Associate of an Interested Shareholder or which does not include in its articles of incorporation the substance of the terms of this
                  Article 8, in each case without regard to which person is the surviving person;

                           B. Any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) to, with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Corporation or any Subsidiary having an aggregate Fair Market Value, or involving aggregate commitments equal to, 5% or more of Total Assets;

                           C. The issuance or transfer by the Corporation or any
                  Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value equal to 5% or more of Total Assets;

                           D. The adoption of any plan or proposal for the
                  liquidation, dissolution or division of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder;

                           E. Any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                           F. Any other transaction or series of transactions
                  similar in purpose or effect to, or any agreement, contract or other arrangement providing for, any one or more of the transactions specified in this Section 8.1.1.

                  8.1.2 Required Votes. Approval of the actions specified in
         Section 8.1.1 hereof shall require the affirmative votes of, and such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise, the following:

                           A. The holders of at least 80% of the voting power of
                  all then outstanding shares of Voting Stock, voting together as a single class; and

                           B. The holders of at least a majority of the voting
                  power of the then outstanding shares of Voting Stock which are not beneficially owned by such Interested Shareholder, voting together as a single class

         8.2 Exceptions to Special Vote Requirements. The provisions of Section
8.1 shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of these Articles, any agreement with any national securities exchange or otherwise, if all of the following conditions are met:

                  8.2.1 Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors; or

                  8.2.2 Price and Procedural Requirements. All of the following six conditions shall have been met:

                           A. The aggregate amount of the cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                    (a) If applicable, the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock at any time beneficially owned by the Interested Shareholder which were acquired (i) within the two-year period immediately prior to the first public announcement of the proposed Business Combination or (ii) in the transaction in which it became an Interested Shareholder;

                                    (b) The Fair Market Value per share of
                           Common Stock, whichever is higher, (i) on the Announcement Date or (ii) on the date on which the Interested Shareholder became an Interested Shareholder; or

                                    (c) If applicable, the price per share equal
                           to the Fair Market Value per share of Common Stock determined pursuant to Section 8.2.2(A)(b) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                           fees) paid in order to acquire any shares of Common Stock at any time beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date or (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of Common Stock;

                           B. The aggregate amount of the cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Section 8.2.2(B) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):

                                    (a) If applicable, the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock at any time beneficially owned by the Interested Shareholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder;

                                    (b) If applicable, the highest preferential
                           amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                    (c) The Fair Market Value per share of such
                           class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (d) If applicable, the price per share equal
                           to the Fair Market Value per share of such class or series of Voting Stock determined pursuant to Section 8.2.2(B)(c) hereof immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock at any time beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of such class or series of Voting Stock.

                           C. The consideration to be received by holders of
                  each class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of Voting Stock which are beneficially owned by the Interested Shareholder. If the Interested Shareholder beneficially owns shares of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of each class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of Voting Stock (regardless of class or series) beneficially owned by the Interested Shareholder. All per share prices referred to in Sections 8.2.2(A) and (B) hereof shall be appropriately adjusted to reflect any intervening stock dividend, stock split, combination of shares or similar event.

                           D. After the Determination Date and prior to the
                  consummation of such Business Combination:

                                    (a) Except as approved by a majority of the
                           Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding capital stock of the Corporation having preference over the Common Stock as to dividends or upon liquidation;

                                    (b) There shall have been (i) no reduction
                           in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, an increase in such annual rate of dividends (as necessary to prevent any such reduction), unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                                    (c) Such Interested Shareholder shall not
                           have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder.

                           E. After the Determination Date, such Interested
                  Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           F. If the proposed Business Combination otherwise
                  requires a shareholder vote, such Business Combination shall be submitted to the holders of capital stock of the Corporation entitled to vote thereon, and their proxies for approval of such transaction shall be solicited in accordance with the requirements of the Act, and the rules and regulations promulgated thereunder, and in any event (whether or not a shareholder vote is required), a proxy or information statement describing the proposed Business Combination and complying with such requirements shall be mailed to all holders of Voting Stock and the holders of any other class or series of stock entitled to vote thereon at least 30 days prior to the earlier of the date of the shareholder meeting to vote on such Business Combination or the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or the rules and regulations promulgated thereunder). The first page of such proxy or information statement shall prominently display any statement regarding the advisability (or inadvisability) of the proposed Business Combination which a majority of the Disinterested Directors then in office may choose to make. Such proxy or information statement shall also contain, if a majority of the Disinterested Directors then in office so requests, an opinion of a reputable investment banking firm (which firm shall be selected by a majority of the Disinterested Directors then in office, furnished with all information it reasonably requests, and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) from a financial point of view of the terms of the proposed Business Combination to the holders of Voting Stock other than the Interested Shareholder and its Affiliates or Associates.

         8.3 No Effect on Fiduciary Obligations of Interested Shareholder. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law or equity.

         8.4 Board Not Limited by Compliance. The fact that any Business Combination complies with the conditions set forth in Section 8.2.2 hereof shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the business judgment of the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         9. Definitions; Interpretations; Amendments.

                  9.1 Definitions. For the purposes of these Articles:

                  9.1.1 The "Act" shall mean the Securities Exchange Act of 1934, as amended.

                  9.1.2 An "Affiliate" of a specified person shall mean any person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.

                  9.1.3 "Announcement Date" shall have the meaning set forth in
         Section 8.2.2(A)(a)(i) hereof.

                  9.1.4 An "Associate" of a specified person shall mean:

                           A. Any director, officer or partner of, or any beneficial owner, directly or indirectly, of 5% or more of any class of equity securities of, such person or any of its Affiliates;

                           B. Any corporation or organization (other than the Corporation or a Subsidiary) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                           C. Any trust or other estate (other than an employee benefit plan of the Corporation or a Subsidiary) in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

                           D. Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or Subsidiaries; and

                           E. Any investment company registered under the Investment Company Act of 1940 for which such person or any Affiliate or Associate of such person serves as investment advisor.

                  9.1.5 A person shall be a "beneficial owner" of any shares of Voting Stock:

                           A. Which such person or any of its Affiliates or
                  Associates owns, directly or indirectly;

                           B. Which such person or any of its Affiliates or
                  Associates has:

                                    (a) The right to acquire (whether or not
                           such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, revocation of a trust, or otherwise; or

                                    (b) The right to vote, or to direct the
                           voting of, pursuant to any agreement, arrangement or understanding; or

                           C. Which are owned, directly or indirectly, by any
                  other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  9.1.6 "Business Combination" shall mean any transaction which is referred to in Section 8.1.1 hereof. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Section 8.2.2 hereof shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

                  9.1.7 "Determination Date" shall have the meaning set forth in
         Section 8.2.2(A)(b)(ii) hereof.

                  9.1.8 With respect to the term "Disinterested Director":

                           A. The term shall mean a director of the Corporation
                  who is not an Interested Shareholder or an Affiliate, Associate or representative of an Interested Shareholder and either:

                                    (a) Was a director of the Corporation
                           immediately prior to the time the Interested
                           Shareholder became an Interested Shareholder; or

                                    (b) Is a successor to a Disinterested
                           Director and is recommended or elected to succeed a Disinterested Director by a majority of the then Disinterested Directors.

                           B. Whenever the holders of any class or series of
                  stock having a preference over the Common Stock as to dividends or assets shall have the right, voting separately as a class or series, to elect one or more directors of the Corporation, the term "Disinterested Director" shall not include any director elected by the holders of such class or series.

                           C. As used with respect to any particular transaction
                  in Article 8 hereof or with respect to a determination or interpretation as to such transaction under Sections 9.1.9 or
                  9.2 hereof, the term "Disinterested Director" shall include all directors who are Disinterested Directors with respect to the Interested Shareholder involved in such transaction.

                           D. In all other cases, unless the context otherwise
                  clearly requires, the term "Disinterested Director" shall mean only those directors who are Disinterested Directors with respect to all persons who are then Interested Shareholders.

                  9.1.9 "Fair Market Value" shall mean:

                           A. In the case of stock, the highest closing sale
                  price during the 30-day period immediately preceding the date in question of a share of such stock on a national securities exchange registered under the Act on which such stock is listed, or if such stock is not listed, the highest closing sale price, or if none, the highest closing bid quotation, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System, or any such similar system then in use, or if there are no such quotations available, the highest closing bid quotation as reported in the "pink sheets" of the National Association of Securities Dealers, or if not so reported, the fair market value on the date in question of a share of such stock as determined in good faith by a majority vote of the Disinterested Directors; and

                           B. In the case of property other than stock or cash,
                  the fair market value of such property on the date in question as determined in good faith by a majority vote of the Disinterested Directors or by a qualified appraiser retained by them for such purpose.

                  9.1.10 With respect to the term "Interested Shareholder":

                           A. The term at any particular time shall mean any
                  person (other than the Corporation or a Subsidiary, an employee benefit plan of the Corporation or a Subsidiary, the Voting Trust of the Denver and Ephrata Telephone and Telegraph Company (the "Voting Trust"), the William and Jemima Brossman Charitable Foundation (the "Charitable Foundation"), a successor trust to the Voting Trust, a successor foundation to the Charitable Foundation, Anne B. Sweigart, Emily B. Sprecher, W. Garth Sprecher, any heir of W. Garth Sprecher, a trustee or fiduciary of the Voting Trust, the Charitable Foundation or any such plan when acting in such capacity and any other person deemed by a majority of the Disinterested Directors not to be an Interested Shareholder) which:

                                    (a) Is at such time the beneficial owner,
                           directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock;

                                    (b) Is at such time an Affiliate of the
                           Corporation and at any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock;

                                    (c) Is at such time an assignee of or has
                           otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended; or

                                    (d) With respect to any particular
                           transaction, any of the foregoing involved in such transaction, any Affiliate or Associate of such Interested Shareholder and any other member of a group acting in concert with such Interested Shareholder.

                           B. For the purposes of determining whether a person
                  is an Interested Shareholder pursuant to this Section 9.1.10, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Shareholder through application of Section 9.1.5 hereof but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  9.1.11 A "person" shall mean any individual, firm, corporation, partnership, joint venture, trust or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock. As used herein, the pronouns "which", "that" and "it" in relation to persons that are individuals shall be construed to mean "who" or "whom", "he" or "she" and "him" or "her", as appropriate.

                  9.1.12 "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation, as well as any Affiliate of the corporation which is controlled by the Corporation.

                  9.1.13 "Total Assets" shall mean the consolidated total assets of the Corporation and its consolidated subsidiaries as of the close of the most recent fiscal quarter ended on or prior to the Announcement Date of the Business Combination in question, as shown on the consolidated balance sheet published by the Corporation for such quarter.

                  9.1.14 "Voting Stock" shall mean capital stock of the Corporation entitled to vote generally in an annual election of directors of the Corporation.

         9.2 Powers of the Disinterested Directors. The Disinterested Directors, by a majority vote, are authorized to interpret all the terms and provisions of these Articles and to determine, on the basis of information known to them after reasonable inquiry, any fact necessary to determine compliance with any term or provision of these Articles, including, without limitation, the following, and any such interpretation or determination made in good faith shall be binding and conclusive for all purposes of these Articles:

                  A. Whether a person is an Interested Shareholder;

                  B. The number of shares of Voting Stock beneficially owned by any person;

                  C. Whether a person is an Affiliate or Associate of another person;

                  D. Whether any articles of incorporation provision required by
         Section 8.1.1(A) hereof complies with such section and is valid and enforceable;

                  E. Whether the requirements of Section 8.2.2 hereof have been met with respect to any Business Combination; and

                  F. Whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to 5% or more of Total Assets.

         9.3 Amendment, Repeal, Etc.

                  9.3.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation.

                  9.3.2 In addition to any affirmative vote required by law, these Articles or otherwise, any amendment, alteration, change or repeal of any provision of Article 7, Article 8, Article 9, Article 10 or Article 11 hereof, or the adoption of any provision inconsistent therewith, shall require the affirmative votes of:

                           A. The holders of at least 90% of the voting power of
                  all then outstanding shares of Voting Stock, voting together as a single class; and

                           B. The holders of at least a majority of the voting
                  power of the then outstanding shares of Voting Stock which are not beneficially owned by any Interested Shareholder, voting together as a single class.

                  9.3.3 The additional affirmative votes required by Section 9.3.2z hereof shall not apply to any amendment, alteration, change or repeal of any provision of Article 7, Article 8, Article 9, Article 10 or Article 11 of these Articles if:

                           A. It is recommended and submitted to the
                  shareholders for their consideration by the affirmative vote of a majority of the Disinterested Directors; and

                           B. At the time of such recommendation the
                  Disinterested Directors constitute at least a majority of the full Board of Directors, excluding any directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets.

         10. Statutory Antitakeover Provisions.

         Subchapters E and G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

         11. Indemnification and Personal Liability.

                  11.1 Indemnification. The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, investigative or other and whether or not by or in the right of the Corporation or otherwise (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee or other representative of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by any such of the foregoing persons while acting in an official capacity as a director or officer of the Corporation or in any other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement whether with or without court approval, actually incurred or paid by such person in connection therewith. Other persons who are not directors or officers of the Corporation, or their heirs, executors, or administrators, may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time designates such person as entitled to the benefits of this Article 11.

                  11.2 Initiation of Proceedings. Notwithstanding the foregoing, and except as provided in Section 11.5 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  11.3 Contract Right; Advancement of Expenses. Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article 11 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Article 11 in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Article 11, or in the case of a criminal action, the majority of the Board of Directors so determines that he or she is not entitled to be indemnified by the Corporation or otherwise.

                  11.4 Former Officials. The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Corporation or to serve in any of the other capacities described herein and shall inure to the benefit of the heirs, executors and administrators of such person.

                  11.5 Authority to File Suit. If a claim for indemnification under this Article 11 hereof is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                  11.6 Exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Article 11 and the right to payment of expenses conferred in Section 11.5 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any By-Law, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

                  11.7 Reserves. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article 11 or otherwise.

                  11.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

                  11.9 Amendment. Neither the modification, amendment, alteration or repeal of this Article 11 or any of its provisions nor the adoption of any provision inconsistent with this Article 11 or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

                  11.10 Liability Limitation. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director. Any amendment or repeal of this Section
         11.10 which has the effect of increasing Director liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.